AMERICAN BIOGENETIC SCIENCES, INC.
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New York Office: 1375 Akron Street, Copiague, New York 11726 * Tel:(516)789-2600
Fax: (516)789-1661


                                               July 31, 1996

American Biogenetic Sciences, Inc.
1375 Akron Street
Copiague, New York 11726

Gentlemen:

           I have acted as counsel to American Biogenetic Sciences, Inc. (the "Company") in con nection with its Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission relating to 1,000,000 shares of Class A Common Stock, par value $.001 per share, of the Company, subject to the Company's 1996 Stock Option Plan (the "Plan").

           In connection with the foregoing, I have examined, among other things, the Registration Statement and originals or copies, satisfactory to me, of all such corporate records and of all such agreements, certificates and other documents as I have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals and the conformity with the original documents of documents submitted to me as copies. As to any facts material to such opinion, I have, to the extent that relevant facts were not independently established by me, relied on certificates of public officials and certificates, oaths and declarations of officers or other representatives of the Company.

           Based upon and subject to the foregoing, I am of the opinion that:

           1. The Company is a corporation duly organized and validly existing under the laws of the State of Delaware; and

           2. The shares of the Company's Class A Common Stock to be issued pursuant to the exercise of options granted or to be granted under the Plan will be, when issued pursuant to the provisions of the Plan, validly issued, fully paid and non-assessable.

           I hereby consent to the filing of a copy of this opinion as an exhibit to the Registration Statement.

                                               Very truly yours,

                                             /s/ Leonard W. Suroff
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                                             Leonard W. Suroff, Esq.